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For further information
contact: Neal H. Sanders (603) 577-5992
For release: April 11, 2003 at 8:00 a.m. EST

Robotic Vision Systems, Inc. Gets Financial Assistance Package

        NASHUA, NEW HAMPSHIRE — Robotic Vision Systems, Inc. (RVSI) (NasdaqSC: ROBV) today said it has resumed normal business relations with a major customer who is providing RVSI with a meaningful loan package. RVSI is working with this customer to service and support the installed base of RVSI’s inspection equipment and is engaged in qualification of its new generation equipment and upgrades for potential lead scanning business based on the customer’s forecasts.

        “The foundation of this agreement is the traditionally strong supplier relationship that has existed between RVSI and this customer,” said Pat V. Costa, Chairman and CEO of RVSI.

About RVSI

Robotic Vision Systems, Inc. (RVSI) (NasdaqSC: ROBV) has the most comprehensive line of machine vision systems available today. Headquartered in Nashua, New Hampshire, with offices worldwide, RVSI is the world leader in vision-based semiconductor inspection equipment. Using leading-edge technology, RVSI joins vision-enabled process equipment, high- performance optics, lighting, and advanced hardware and software to assure product quality, identify and track parts, control manufacturing processes, and ultimately enhance profits for companies worldwide. Serving the semiconductor, electronics, aerospace, automotive, pharmaceutical and packaging industries, RVSI holds approximately 100 patents in a broad range of technologies. For more information visit www.rvsi.com or call (800) 669-5234.

Forward Looking Statement

Except for the historical information herein, certain matters discussed in this release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to: the historical cyclical nature of the semiconductor industry, risks in products and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions, both here and abroad, timely development and release of new products, strategic suppliers and customers, the effect of the company’s accounting policies and other risk factors detailed in the Company’s most recent registration statement, annual report on Form 10-K and 10K/A, and other filings with the Securities and Exchange Commission.